UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 15, 2007

CHINA HEALTH RESOURCE, INC.
f/k/a Voice Diary Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50029
(Commission File Number)

73-1629948
(I.R.S. Employer Identification No.)

343 Sui Zhou Zhong Road
Sui Ning, Si Chuan Province, P.R.China
(Address of Principal Executive Offices) (Zip Code)

(86825) 239-1788
(Registrant's Telephone Number, Including Area Code)

Copies to:
Greentree Financial Group, Inc.
7951 SW 6th Street, Suite 216
Plantation, FL 33324
(954) 424-2345 Tel
(954) 424-2230 Fax

    This Current Report on Form 8-K is filed by China Health Resource, Inc., a Delaware corporation (the “Registrant”), in connection with the items set forth below.

ITEM 8.01 Other Events

    On August 15, 2007, the Registrant's Board of Directors approved to pay for the total rent of a 20-year leasing property by the issuance of 2,000 shares of Class B Common Stock to Lian, Xiao Jian, the owner of a property. Pursuant to the terms and conditions of the Contract of Lease Property, dated June 29, 2007, the total payment of the rent for 20 years leasing period is approximately $2,000,000 and the leasing property is approximately 3,600 square feet.

    It's important to note that the 2,000 shares of Class B Common Stock is entitled to convert into approximately 26,000,000 shares of Class A Common Stock of the Registrant, representing approximately 20% of then outstanding shares of the Registrant.

    The Registrant currently has 99,288,894 issued and outstanding shares of Class A common stock that trade on the Over-The-Counter Bulletin Board under the symbol "CHRI".

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA HEALTH RESOURCE, INC.

Date: August 30, 2007	By:	/s/ Wang, Ji Guang
Wang, Ji Guang President and Director

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